UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2021

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3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Notes and the Indenture

On November 16, 2021, 3D Systems Corporation (the “Company”) issued $460.0 million in aggregate principal amount of its 0% Convertible Senior Notes due November 15, 2026 (the “Notes”) pursuant to an Indenture, dated November 16, 2021 (the “Indenture”), between the Company and The Bank of New York Mellon, N.A., as trustee. The net proceeds from the offering of the Notes were approximately $446 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by the Company.

The Notes are senior, unsecured obligations of the Company, will not bear regular interest and the principal amount of the Notes will not accrete. The Notes will mature on November 15, 2026, unless earlier redeemed, repurchased or converted in accordance with the terms of the Notes.

The Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding August 15, 2026, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2022 (and only during such quarter), if the last reported sale price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), is greater than or equal to 130% of the conversion price for each of at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; and (4) upon the occurrence of specified corporate events, including a Fundamental Change (as defined in the Indenture), or distributions of the Common Stock. On or after August 15, 2026, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at any time, at the option of the holder regardless of the foregoing circumstances.

Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of the Common Stock, or a combination of cash and shares of the Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The Notes have an initial conversion rate of 27.8364 shares of Common Stock per $1,000 principal amount of Notes (which is subject to adjustment in certain circumstances). This is equivalent to an initial conversion price of approximately $35.92 per share. The conversion rate is subject to customary adjustments under certain circumstances in accordance with the terms of the Indenture.

Holders of the Notes have the right to require the Company to repurchase for cash all or a portion of their Notes at 100% of their principal amount, plus any accrued and unpaid special interest, upon the occurrence of a Fundamental Change. The Company is also required to increase the conversion rate for holders who convert their Notes in connection with a Fundamental Change or convert their Notes that are called for redemption, as the case may be, prior to the maturity date.

The Company may not redeem the Notes prior to November 20, 2024. The Notes are redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after November 20, 2024 and before the 41st scheduled trading day immediately preceding the maturity date, but only if the last reported sale price per share of the Common Stock has been at least 130% of the conversion price then in effect for a specified period of time.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to any of the Company’s future unsecured indebtedness that is not so subordinated; be effectively subordinated in right of payment to any of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of current or future subsidiaries of the Company.

The Indenture also contains covenants, events of default and other provisions which are customary for offerings of convertible notes.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include potential acquisitions, investments and strategic transactions. From time to time, the Company evaluates potential acquisitions, investments and strategic transactions involving businesses, technologies or products. However, the Company has not designated any specific uses of the proceeds of the offering and, except as publicly disclosed, has no current agreements with respect to any material acquisitions, investments or strategic transactions.

The Notes were offered and sold in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Indenture and the form of the Note are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to the full text in such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Items 1.01 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to certain initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act and for resale by the initial purchasers to persons reasonably believed to be “qualified institutional buyers,” as defined in and pursuant to the exemption from registration requirements provided by Rule 144A under the Securities Act. The Company relied on this exemption from registration based in part on representations made by the initial purchasers in the purchase agreement pursuant to which the Company sold the Notes to the initial purchasers. The shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.

Item 8.01. Other Events.

On November 16, 2021, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

4.1	Indenture, dated as of November 16, 2021, between 3D Systems Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Form of 0% Convertible Notes due 2026 (included in Exhibit 4.1).
99.1	Press release issued on November 16, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: November 16, 2021	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Legal Officer and Secretary